CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors' Report, dated December 13, 2005, on the consolidated financial statements of Golden Goliath Resources Ltd. for the years ended August 31, 2005 and 2004 in the Company's Report on Form 20F/A, Amendment #5. We also consent to application of such report to the financial information in the Report on Form 20F/A, Amendment #5, when such financial information is read in conjunction with the consolidated financial statements referred to in our report.

Vancouver, Canada
October 30, 2006	Chartered Accountants